AMENDMENT NO. 2 TO
                         REVOLVING CREDIT AND TERM LOAN
                             AND SECURITY AGREEMENT

     This Amendment No. 2 is entered into as of July 25, 1997, between TL LEASE FUNDING CORP. IV, a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("First Union").

     The parties hereto are the parties to a Revolving Credit and Term Loan and Security Agreement, dated as of December 20, 1996 (the "Credit Agreement"), and desire to increase the maximum amount of loans which may be made thereunder from $85,000,000 to $125,000,000, to extend the Commitment Expiration Date from July 31, 1997 to December 31, 1997 and to provide for the other matters set forth herein. All capitalized terms used herein shall have the same meanings as in the Credit Agreement.

     NOW THEREFORE, in consideration of the foregoing premises and the agreements hereinafter set forth, and for the good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Amendments. (a) Recital A of the Credit Agreement is hereby amended by substituting the figure $125,000,000 for the figure $85,000,000 therein, (b)
Section 1.1 of the Credit Agreement is hereby amended by (i) substituting the date December 31, 1997 for the date July 31, 1997 in the definition of Commitment Expiration Date and (ii) substituting the figure $125,000,000 for the figure $85,000,000 in the definition of Loan Commitment Amount, (c) Section 8.9 is hereby amended by inserting the following immediately prior to the first sentence thereof "Prior to the Conversion Date, Borrower shall maintain one or more Swap Agreements with an aggregate notional amount of not less than 75% of the outstanding balance of the Loan with a Swap Counterparty reasonably acceptable to the Lender." and (d) Section 14.1 is hereby amended by (i) removing the word "or" from the end of clause (d) thereof, (ii) substituting "; or" for the period at the end of clause (e) thereof, and (iii) inserting the following immediately following clause (e) thereof "(f) Servicer Default. The Servicer fails or neglects to perform, keep or observe in any material respect any covenant or agreement of the Servicer pursuant to the Servicing Agreement if such failure materially and adversely affects the right of the Lender under this Agreement within thirty (30) days after the date on which written demand that such failure be remedied is given to the Borrower and the Servicer by the Lender.".

     2. No Further Amendment. Except as set forth above, the Credit Agreement shall continue in full force and effect without modification.

     3. Effectiveness; Note. This Amendment shall become effective upon the execution and delivery by the Company and by First Union of this Amendment and by the Company of a substitute promissory note reflecting this Amendment. This Amendment may be executed in two counterparts, each of which shall be an original, but all of which will constitute one and the same instrument.
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     IN WITNESS  WHEREOF,  the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                            TL LEASE FUNDING CORP. IV


                                       By:_____________________________________
                                       Title:


                                       FIRST UNION NATIONAL BANK OF NORTH
                                         CAROLINA


                                       By:______________________________________
                                       Title: